UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): August 22, 2011

      ECO ENERGY PUMPS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-158203	26-3550371
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

112 North Curry Street, Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (775) 284-3713

Copies to:
Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018
Tel: 212-216-8085
Fax: 212-216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The Registrant amended the Form 8-K filed on September 8, 2011 to attach the Exhibit 16 letter from its prior independent accounting firm.

Item 1.01.	Entry into a Material Definitive Agreement.

On August 22, 2011, Eco Energy Pumps, Inc. (the “Company”) consummated into a Rescission and Exchange Agreement (“Rescission Agreement”) with DLT International Limited, a privately held corporation organized under the laws of the British Virgin Islands (“DLT”), KME Investments Group Limited, the principal shareholder of the Company (“KME”), and John David Palmer (the “Shareholder”, collectively with KME,  DLT and the Company, the “Parties”), whereby the Parties agreed to terminate and rescind that certain Securities Exchange Agreement (the “Exchange Agreement”), dated October 25, 2010.

The Exchange Agreement  provided that the Company acquired all of the outstanding capital stock of DLT (“Purchased Shares”) in exchange for an aggregate of 2,267,320 newly issued shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued to KME, DLT’s sole shareholder (the “Exchange”) and the Shareholder agreed to retire 9,300,000 shares of Common Stock (the “Retired Stock”), representing approximately ninety-seven percent (97%) of the issued and outstanding shares of Common Stock at the closing of the Exchange.

Pursuant to the Rescission Agreement, the Parties have agreed to rescind the Exchange Agreement and unwind the transactions contemplated in as if they never occurred  subject the conditions set forth in Rescission Agreement.  DLT returned the Exchanged Shares to the Company and the Company agreed to re-issue the Retired Stock to the Shareholder.   In addition, the Company’s Board of Directors resolved to discontinue the operations of DLT as of April 30, 2011.  The Rescission Agreement contains customary representations, warranties and covenants for like transactions.

The foregoing descriptions of the above referenced agreement do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the agreements attached as Exhibits 10.1 to this Current Report on Form 8-K.

ITEM 4.01	Changes in Registrant’s Certifying Accounts.

On August 25, 2011, the Board of Directors of the Company dismissed its independent registered public accounting firm, Albert Wong & Co. (“Wong & Co.”).  The report of Wong & Co. on the Registrant’s financial statements for the period from June 3, 2010 (Inception) to October 31, 2010,did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company's audited financial statements contained in its Form 10-K for the period ended October 31, 2010 contained a going concern qualification in the Company's audited financial statements.

During the Company's most recent fiscal year and the subsequent interim period through August 25, 2011, the date of dismissal, there were no disagreements with Wong & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Wong & Co., would have caused it to make reference to the matter in connection with its reports. There were no "reportable events" in connection with its report on the Company’s financial statements.

The Company has made the contents of this Form 8-K available to Wong & Co. and requested Wong & Co. furnish a letter to the Commission as to whether they agree or disagree with, or wish to clarify the Company's expression of their views.  The letter is attached to this Form 8-K/A as Exhibit 16.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2011, Xiu Liang Zhang resigned as Chairman of the Board of Directors and President; Jun Liu resigned as a member of the Board of Directors and Chief Executive Officer; and Zheng Ying Li resigned as a member of the Board of Directors and Chief Financial Officer.  On July 22, 2011, John David Palmer, in his capacity as the majority shareholder appointed himself to serve as Chairman of the board of directors.  On the same date, in his capacity as sole member of the board of directors,  John David Palmer appointed himself to serve as President, Chief Executive Officer, and Chief Financial Officer of the Company.  Mr.  Palmer has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

John David Palmer, 59, Chairman of the Board, President, Chief Executive Officer Chief Financial Officer

Mr. Palmer has over 25 years of sales, marketing and management experience in Information Technology, manufacturing and service industries.  His strong business background was honed over the past 15 years in senior management positions.

As VP of Marketing for the past 6 years with Morgan and Associates, an accounting/consulting firm primarily involved in evaluating new business opportunities. Mr. Palmer has acquired extensive knowledge of new technologies in hydraulic mixing systems, Fuel Cell applications, solar and wind power generators, salt water pool chlorination systems, etc. Mr. Palmer advised new and existing technology companies on various investment options, from Seed Capital or Equity partners to Mezzanine financing.  Numerous roll-up acquisition strategies were funded through the introduction to private equity firms whose focus was to pursue investments in mid market later stage companies with the goal of building value through opportune acquisitions.

From 1998 to 2001, Mr. Palmer was Director of Sales and Customer Service for NBS Technologies, a Visa and MasterCard certified manufacturer of credit and debit cards for Canadian banks, retail and various other financial institutions.  Mr. Palmer inherited a sales team that had recently lost two reps in the prime markets of Toronto and Montreal and had a poor internal relationship with their production department.  Mr. Palmer hired two senior sales reps to replace the individuals that had departed and joined the competition.  Despite the time lost due to the hiring and training of new reps, revenue in the first year dropped by only 4% year over year.  Revenue in the second year increased almost 15% with a renewed relationship with clients and internal departments.

From 1994 to 1998, Mr. Palmer held the dual role at Banyan Systems of Canadian Marketing Manager and Channel Manager.  By hiring a new PR Agency and involvement in a rigorous trade show calendar, Banyan’s visibility in the Canadian end-user market was greatly enhanced, resulting in revenue increases of approximately 20% each year.  Creating innovative programs for the channel partners in Canada and closely managing their training and on-going support solidified the solid relationship between Banyan and their channel partners.

From 1988 to 1994, Mr. Palmer was the Regional Sales Manager for C.Itoh Electronics, a Japanese printer/terminal manufacturer.  By closely managing both regional and national accounts in Ontario, Mr. Palmer and his staff maintained revenue growth consistent with Senior Management’s expectations. Managing various co-op and MDF fund programs along with an aggressive trade-show campaign grew the base of resellers and solidified the relationship between the resellers and C.Itoh.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Rescission and Exchange Agreement, by and between Eco Energy Pumps, Inc., DLT International Limited, KME Investments Group Limited and John David Palmer*
16.1	Letter from Albert Wong & Co.

* Previously filed with the Registrant’s Current Report on Form 8-K filed on September 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eco Energy Pumps, Inc.

Date: September 9, 2011	By:	/s/ John David Palmer
Name: John David Palmer
Title: President ,Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Rescission and Exchange Agreement, by and between Eco Energy Pumps, Inc., DLT International Limited, KME Investments Group Limited and John David Palmer
16.1	Letter from Albert Wong & Co.